Exhibit A

JOINT FILING AGREEMENT

The undersigned agree that the statement on Schedule 13D to which this exhibit is attached, and any amendment hereto, is filed on behalf of each of them in capacities set forth below.

Date: November 2, 2015	TRIDENT IV, L.P.

	By:	Trident Capital IV, L.P., its sole general partner
	By:	DW Trident GP, LLC, a general partner
	By:	/s/ David J. Wermuth
	Name:	David J. Wermuth
	Title:	Member

TRIDENT CAPITAL IV, L.P.

By:	DW Trident GP, LLC, a general partner
By:	/s/ David J. Wermuth
Name:	David J. Wermuth
Title:	Member

STONE POINT CAPITAL LLC

By:	/s/ David J. Wermuth
Name:	David J. Wermuth
Title:	Senior Principal

TRIDENT IV PROFESSIONALS FUND, L.P.

By:	Stone Point GP Ltd., its sole general partner
By:	/s/ David J. Wermuth
Name:	David J. Wermuth
Title:	Secretary

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